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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------
                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                         ------------------------------
         Date of Report (Date of earliest event reported): June 20, 2006

                              SLADE'S FERRY BANCORP
             (Exact name of registrant as specified in its charter)

        Massachusetts                000-23904               04-3061936
(State or other jurisdiction        (Commission            (IRS Employer
      of incorporation              File Number)        Identification No.)


      100 Slade's Ferry Avenue, PO Box 390, Somerset, Massachusetts 02726
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (508) 675-2121

                                 Not Applicable
         (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17
      CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
      CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
      Exchange Act (17 CFR 240.13e-4(c))
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Item 5.02   Departure of Directors or Principal Officers; Election of
            Directors; Appointment of Principal Officers

      Effective June 20, 2006, Slade's Ferry Bancorp (the "Company") appointed Paul C. Downey lead independent director of the Company's Board of Directors. Mr. Downey, age 42, joined the Company's Board of Directors in 2003. He is President of Sakonnet Properties, Inc., a real estate development firm in New Bedford, Massachusetts.

      In connection with Mr. Downey's appointment, Mary Lynn D. Lenz, the Company's President and Chief Executive Officer, stepped down from the position of Interim Chairperson of the Board of Directors on June 20, 2006.

      A copy of the Company's press release announcing the foregoing is attached is Exhibit 99.1 hereto.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

      Effective June 20, 2006, the Company's Board of Directors amended and restated the Company's bylaws (the "Amended Bylaws"). The following summary of the material changes effected by adoption of the Amended Bylaws is quantified in its entirety by reference to the Amended Bylaws filed as Exhibit 3.2 hereto. The Amended Bylaws also contain certain clerical changes and conforming changes related to the amendments described below.

      ARTICLE II - STOCKHOLDERS

      Section 6 - Conduct of Meetings. The Amended Bylaws provide that the President of the Company shall preside at meetings of the Company's stockholders. Under the Company's former bylaws, the Chairman of the Board presided at meetings of the Company's stockholders.

      ARTICLE III - BOARD OF DIRECTORS

      Section 4 - Meetings. The Amended Bylaws provide that special meetings of the Board of Directors may be called at the request of the President, the lead independent director, a majority of the members of the Executive Committee or a majority of the Board of Directors. The Company's former bylaws allowed for special meetings to be called at the request of the Chairman of the Board and did not provide for special meetings to be called at the request of the lead independent director.

      In addition, a provision was added to provide that the President shall preside at meetings of the Board of Directors, and in his or her absence, the lead independent director shall preside.

      ARTICLE IV - COMMITTEES

      Section 3 - Executive Committee. The Amended Bylaws provide that the Executive Committee must consist of at least five directors and that such directors shall include the
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President, the lead independent director, if any, and such other directors as the Board of Directors may elect. The Amended Bylaws also provide that all members of the Executive Committee other than the President must be "independent" directors, as defined by the rules and regulations of the NASDAQ Stock Market. Under the Company's former bylaws, the Executive Committee consisted of the Chairman of the Board, the President and at least three other directors. There was no requirement that any members of the Executive Committee be "independent."

      The Amended Bylaws also provide that the lead independent director presides at meetings of the Executive Committee. Under the Company's former bylaws, the Chairman of the Board presided at meetings of the Executive Committee.

      ARTICLE V - OFFICERS

      Section 1 - Composition, Selection, Qualifications and Terms of Office. The Amended Bylaws remove the requirement that the Company have a Chairman of the Board of Directors.

Item 9.01   Financial Statements and Exhibits.

(d)   Exhibits

         3.2      Amended and Restated Bylaws of Slade's Ferry Bancorp

        99.1      Press release of Slade's Ferry Bancorp dated June 20, 2006
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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               SLADES FERRY BANCORP
                                               --------------------
                                               (Registrant)


                                       By:     /s/ Deborah A. McLaughlin
                                               --------------------------------
                                       Name:   Deborah A. McLaughlin
                                       Title:  Executive Vice President and
                                               Chief Financial Officer/Chief
                                               Operations Officer

Date: June 22, 2006